Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 24, 2001 (except with respect to the matter discussed in Note 22 as to which the date is February 14, 2001) included in Vectren Corporation's Form 10-K for the year ended December 31, 2001, and to all references to our Firm included in this Registration Statement.

                                                         /s/ ARTHUR ANDERSEN LLP

                                                         ARTHUR ANDERSEN LLP

Indianapolis, Indiana,
May 17, 2001.